UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant   ☐
Filed by a Party other than the Registrant   ☑

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

Applied Energetics, Inc.
(Name of Registrant as Specified In Its Charter)
Bradford T. Adamczyk Jonathan R. Barcklow Thomas C. Dearmin John E. Schultz Jr. Oak Tree Asset Management Ltd.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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March 2, 2018

To Our Fellow Stockholders of Applied Energetics, Inc.:

As you probably know, Bradford T. Adamczyk, Jonathan R. Barcklow, Thomas C. Dearmin, John E. Schultz Jr. and Oak Tree Asset Management Ltd. (collectively, the “Investors”) filed a definitive consent solicitation statement on Schedule 14A (the “Definitive Consent Statement”) with the Securities and Exchange Commission (the “SEC”) on February 2, 2018, seeking, among other things, to remove George P. Farley as a director of Applied Energetics, Inc. (the “Company”) and to elect certain of the Investors as directors of the Company.

On January 18, 2018, Mr. Dearmin sent a letter to Mr. Farley informing him of the charges to remove him for cause and thus providing him an opportunity to respond. The reasons for the Investors’ proposal to remove Mr. Farley for cause were also described in a preliminary consent solicitation statement filed with the SEC on January 18, 2018, and a revised preliminary consent solicitation statement filed with the SEC on January 29, 2018 that preceded the Definitive Consent Statement.

On February 28, 2018 – more than forty days after being put on notice of the charges to remove Mr. Farley – the Company filed a Current Report on Form 8-K with the SEC (the “Form 8-K”). In the Form 8-K under the heading “Response to Amended Schedule 14 A filed February 2, 2018,” Mr. Farley provided his response to various matters described in the Definitive Consent Statement. The Form 8-K is available at no charge on the SEC’s website at www.sec.gov.

While we disagree with numerous statements made by Mr. Farley in the Form 8-K, we encourage stockholders to read the Form 8-K in its entirety in order to consider Mr. Farley’s response.

We continue to urge the Company’s stockholders to support our efforts by promptly signing, dating and returning the WHITE consent card by mailing it to our proxy solicitor, Laurel Hill Advisory Group, at 2 Robbins Lane, Suite 201, Jericho, New York 11753 or emailing it to us at aeinvestors1@gmail.com.

Thank you for your consideration,

Bradford T. Adamczyk
Jonathan R. Barcklow
Thomas C. Dearmin
John E. Schultz Jr.
Oak Tree Asset Management Ltd.

Additional Information About the Investors

Bradford T. Adamczyk, Jonathan R. Barcklow, Thomas C. Dearmin, John E. Schultz Jr. and Oak Tree Asset Management Ltd. (collectively, the “Investors”) filed a definitive consent solicitation statement and accompanying consent card on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on February 2, 2018 (the “Definitive Consent Statement”) and are participants in a consent solicitation to solicit written consents from stockholders of the Company. Stockholders are advised to read the Definitive Consent Statement, accompanying consent card and any other documents related to the solicitation of stockholders of the Company in connection with the consent solicitation because they contain important information, including additional information relating to the Investors as well as a description of their direct or indirect interests by security holdings. These materials and other materials filed by the Investors in connection with the solicitation of written consents are available at no charge at http://aerginvestors.com/ and at the SEC’s website at www.sec.gov. The Definitive Consent Statement and other relevant documents filed by the Investors and the other participants with the SEC are also available, without charge, by directing a request to the Investors at aeinvestors@gmail.com or by contacting the Investors’ proxy solicitor, Laurel Hill Advisory Group, at 2 Robbins Lane, Suite 201, Jericho, New York 11753.